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                                                                    EXHIBIT 10.5
                             EMPLOYMENT AGREEMENT

        Made on March 9, 1998 by and between Michael Strauss, Inc. dba American Home Mortgage, dba American Broker Conduit, 12 E. 49th Street, New York, NY 10017, (The "Employer") and James P. O'Reilly, 1447 Village Lane, Chester Springs, PA 19425 (The "Employee").

        WHEREAS, the Employer is engaged in business as a mortgage banker; and

        WHEREAS, the Employee seeks employment with the Employer as a Senior Vice President, Secondary Marketing;

        Now, therefore, in consideration of the mutual promises set forth herein,

        IT IS AGREED, by and between The Employer and The Employee as follows:

        1. Employment.  The Employer hereby employs The Employee, and The
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The Employee hereby accepts employment upon the terms and conditions of this
Agreement.

        2. Duties.  The Employee shall perform services for the Employer as
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Senior Vice President, and shall have such duties as are customary for a Senior
Vice President in the mortgage banking business, though the precise manner in which those duties are to be performed and their extent and the precise title of The Employee will rest within the sole discretion of The Employer.

        3. Term.  The term of this Agreement shall commence on April 15, 1998
           ----
and shall continue until terminated by either party upon three weeks written notice to the other party. Notwithstanding the above, The Employer may terminate this Agreement immediately if The Employee commits an illegal or unethical act.

        4. Compensation.
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        Base Salary.  The Employer will pay The Employee a salary of $135,000
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per annum.

        Secondary Market Profit.  The Employer will pay the Employee 10% of the
        -----------------------
profit from secondary market activities for all loans sold. The profit from secondary market activities is the difference between the price The Employer receives for selling a loan less the price The Employer would have received for a loan which it sold in accordance with its old procedures for selling loans. The Employer's old procedures for selling loans shall mean the way it would have sold a loan immediately prior to March 30, 1998. For example, if The Employer sells a loan for 102% of par, and if, prior to March 30, 1998, The Employer would have sold that loan to a conduit offering the highest price among a group of conduits for 60 day best efforts pricing, and if the price from the conduit was 101.75% of par, the secondary market profit would be

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Employer Initials [INITIALS APPEAR HERE]
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Employee Initials [INITIALS APPEAR HERE]
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0.25% of par. For another example, if The Employer sells a subprime loan for
106% of par, and if The employer would have, prior to march 30, 1998 sold the loan as part of a bulk sale for 105% of par, the secondary market profit would be 1% of par.

     Hedging Costs  The Employer will reduce the amount due The employee
     -------------
pursuant to the subsection titled Secondary Market Profit herein by 10% of the hedging cost. The hedging cost shall mean the cost of par offs, options premiums and all other costs associated with hedging The Employer's pipeline of loans.

     Negative Results  Both the secondary market profits and hedging costs may
     ----------------
be less than zero. In all cases, secondary market profits will be combined with hedging profits in determining the amount due The Employee. For example, if the secondary market profits were negative $100,000 and the hedging costs were negative $150,000, the Employer would owe the Employee $5000 (10% of the difference between -100,000 and -150,000). In no case however, will The Employee be required to pay funds to The Employer as a result of either secondary market profits, hedging costs or any combination thereof.

     Payment of Secondary Market Profits  Amounts due The Employee pursuant to
     -----------------------------------
the Subsections Secondary Market Profits, Hedging Costs and Negative Results will be paid quarterly. If, at the end of any quarter, secondary market profits less hedging costs results in a deficit, the deficit will be accumulated, and amounts due the Employee pursuant to this section for subsequent quarters will first be offset against the accumulated deficit.

     Guaranteed Bonus  It the total compensation (exclusive of benefits) paid to
     ----------------
The Employee during any successive twelve month period beginning April 15, 1998 is less than $150,000, then The Employer will pay The Employee a bonus of $150,000 less the compensation that was paid during the twelve month period.

     5. Expenses & Benefits  The Employer will pay the reasonable expenses of
        -------------------
the Employee in accordance with its policy for acceptable expenses which may be amended from time to time. The Employer will pay to The Employee a car allowance at the beginning of each month of $500. The Employee will submit a report of other expenses incurred on a monthly basis. The Employee will be entitled to all standard company benefits including medical insurance and the opportunity to participate in the company's 401k plan.

     6. Risk Parameters  The Employer shall establish risk parameters which
        ---------------
will set forth the maximum amount of loss The Employer would incur as a result of movements in market interest rates. The Employee shall, at all times, cause these risk parameters to be adhered to.

     Employer Initials  [INITIALS APPEAR HERE]
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     Employee Initials  [INITIALS APPEAR HERE]
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

     7.   Guarantee of Employment.  The compensation set forth under section
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4 -- Compensation will be paid to The Employee even if the Employee is discharged by The Employer for 1) a period ending April 14, 1999 if The Employer terminates this agreement without material cause prior to that date, or 2) for a period ending October 14, 1998 if The Employer terminates this agreement due to a clear and material lack of performance. Notwithstanding the above, if The Employee is discharged because The Employee did not cause the risk parameters to be adhered to, or willfully neglected his duties (by, for example, failing to come to work without reasonable justification, purposefully acting against the interests of The Employer, purposefully failing to adhere to the risk parameters, etc.), no amounts will be due The Employee after discharge.

     8.   Proprietary Interest in Software.  The Employee intends to install
          --------------------------------
and use software of his own design to carry out his duties hereunder. It is agreed that The Employee retains ownership rights to this software.

     9.   Waiver.  No waiver by The Employer of a breach of any provision of
          ------
this Agreement by The Employee shall operate or be construed as a waiver of any subsequent breach by The Employee. No waiver shall be valid unless it is in writing signed by The Employer.

     10.  Assignment.  The Employee acknowledges that his services are unique
          ----------
and personal, and that he may not assign his rights or delegate his duties hereunder.

     11.  Applicable Law.  This Agreement shall be construed in accordance with
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the laws of the State of New York.

     12.  Entire Agreement.  This Agreement supersedes all prior agreements, and
          ----------------
contains the entire understanding of the parties hereto. It may only be modified in writing signed by The Employer.

                                     Michael Strauss, Inc. dba
                                     American Home Mortgage dba
                                     American Brokers Conduit


                                     By: /s/ Michael Strauss
                                        ----------------------------------------
                                        Michael Strauss



                                        /s/ James P. O'Reilly
                                        ----------------------------------------
                                        James P. O'Reilly

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